UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On February 24, 2023, DarkPulse, Inc., a Delaware corporation (the “Company”), entered into an engagement letter (the “Engagement”) with Keystone Global Holdings and its subsidiaries Keystone Global Strategies, LLC (“Keystone”) and KSG Advisors, LLC, (“KSG”) together, “Keystone Global” to provide the Company certain services, specifically: (i) Keystone to render strategic advisory and business development consulting including certain project development, whether related to one project or a series of projects (the “Consulting Services”)  and (ii) KSG, in connection with certain investment banking services related to the sale of interests in the Company through certain financial instruments issued by the Company or any or all of the Company’s subsidiaries whether effected in one transaction or a series of transactions (the “Transaction”).

If during the term of the Engagement, Keystone’s Consulting Services result: (i) in a Definitive Agreement, or (ii) in a fully executed Contract (as defined in the Engagement) between Company and a Keystone Project Target (as defined in the Engagement), (each a “Contract Award”), then Keystone shall receive a fee (“Contract Award Fee”) equal to a percentage of the Contract Value (as defined in the Engagement) of the Definitive Agreement or the Contract Award, regardless of the term of the Definitive Agreement or Contract as follows:

•	7% of the first $5 million; and
•	5% on everything above $5 million.

If during the term of the Engagement, a Transaction is consummated, or the Company enters into an agreement which subsequently results in a Transaction being consummated with a Keystone Investor Target (as defined in the Engagement), then KSG shall be paid a cash fee (the “Success Fee”) at the closing of the Transaction equal to a percentage of the Aggregate Consideration (as defined in the Engagement) payable in connection with the Transaction as follows:

•	7% of the first $5 million; and
•	5% on everything above $5 million

The Consulting Services shall continue in effect until one year from the date of the Engagement and the Transaction advisory services shall continue in effect until six months from the date of the Engagement, unless terminated at any time with or without cause by either Keystone Global or the Company upon ten business days written notice thereof to the other party.

Item 7.01	Regulation FD Disclosure.

On March 1, 2023, the Company issued press release which announced the Engagement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The furnishing of the press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in this Item 7.01 of this Current Report on Form 8-K and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: March 1, 2023	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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